SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                    (Amendment No. _______)


   X      Filed by the Registrant

_____     Filed by a Party other than the Registrant

          Check the appropriate box:

          _____     Preliminary Proxy Statement

          _____ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

            X       Definitive Proxy Statement

          _____     Definitive Additional Materials

          _____     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

          GALAXY FOODS COMPANY, a Delaware corporation
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

          Payment of Filing Fee (Check the approximate box)

            X       No fee required.

          _____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

                    1. Title of each class of securities to which transaction applies:

                    2. Aggregate number of securities to which transaction applies:

                    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                    4.   Proposed maximum aggregate value of transaction:

                    5.   Total fee paid:

          _____     Fee paid previously with preliminary materials.

          _____ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    1.   Amount Previously Paid:

                    2.   Form, Schedule or Registration Statement No.:

                    3.   Filing Party:

                    4.   Date Filed:

                      GALAXY FOODS COMPANY
                        2441 Viscount Row
                     Orlando, Florida 32809

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
             TO BE HELD WEDNESDAY, OCTOBER 15, 1997

To the Shareholders:

The Annual Meeting of Shareholders of Galaxy Foods Company (the
"Company"), will be held Wednesday, October 15, 1997 at 10:00 a.m. at the offices of the Company in Orlando, Florida for the following purposes:

     1. To fix the number of directors at four and to elect a Board of Directors for the ensuing year.

     2. To ratify the retention of BDO Seidman L.L.P. as the independent auditors of the Company for the fiscal year ended March 31, 1998.

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on September 8, 1997 will be entitled to vote at the meeting or any adjournment thereof.

                                     By Order of the Board of Directors

                                     /s/Cynthia L. Hunter
                                     Cynthia L. Hunter
                                     Corporate Secretary


Orlando, Florida
August 20, 1997


SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND  RETURN
IT  IN  THE  ENCLOSED STAMPED ENVELOPE BY RETURN  MAIL.   IF  YOU
ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                      GALAXY FOODS COMPANY
                        2441 Viscount Row
                     Orlando, Florida 32809

                         August 20, 1997

                         PROXY STATEMENT
                               FOR
               THE ANNUAL MEETING OF SHAREHOLDERS
             to be held Wednesday, October 15, 1997

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Galaxy Foods Company (the "Company"), a Delaware corporation, for the use at the Annual Meeting of Shareholders to be held Wednesday, October 15th, 1997 at 10:00 a.m. at the offices of the Company in Orlando, Florida.

Only shareholders of record as of September 8, 1997 will be entitled to vote at the meeting and any adjournment thereof. As of August 20, 1997, 60,677,202 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not, in any way, affect a shareholders' right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised.

All properly executed proxies returned in time to be cast at the meeting will be voted and, with respect to the election of a Board of Directors, will be voted as stated below under "Election of Directors". Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon a proposal to ratify the retention of BDO Seidman L.L.P. as the Company's auditors for the fiscal year ending March 31, 1998. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote might be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. This proxy statement and the form of proxy were first mailed to shareholders on or about September 11, 1997.

                     PRINCIPAL SHAREHOLDERS


      The following table sets forth to the knowledge of Management, each person of entry who is the beneficial owner of more than 5% of the 60,677,202 shares of the Company's Common Stock, $.01 par value ("Common Stock") outstanding as of August 20, 1997, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby.


                           Amount and
Name and Address           Nature of                   Percent
of Beneficial Owner        Beneficial Ownership(1)     of Class(2)

Angelo S. Morini
2441 Viscount Row
Orlando, Florida 32809     25,197,374 (3)              38.8%

Cede & Co.
Box #20
Bowling Green Station
New York, New York         31,743,911 (4)              48.9%

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding assuming the exercise of all currently exercisable and vested options and warrants held by all executive officers, current directors, and holders of 5%
or more of the Company's issued and outstanding Common Stock is 64,965,091 shares. Does not assume the exercise of any other options or warrants.

(3) Includes options to acquire 1,091,500 shares of the Company's Common Stock. These options include an option issued on October 1, 1991 to acquire 91,500 shares of the Company's stock at $3.575 per share. The original exercise price of this option was reduced by the Board of Directors to $.50 per share on August 31, 1993. The term to exercise this option was extended to October 1, 2001 on October 1, 1996. On July 1, 1997, Mr. Morini was granted an option to acquire 1,000,000 shares of the Company's Common Stock at an exercise price of $0.75 per share under the terms of his employment agreement, which option expires on July 1, 2002. The closing bid price of the Company's stock on the inter-dealer quotation system operated by Nasdaq, Inc. (the "NASDAQ System") on June 30, 1997 was $0.75. Also includes 5,000 shares owned by Mr. Morini that are held in a nominee name and 2,000 shares held in joint tenancy.

(4) Cede & Co. is a share depository used by shareholders to hold stock in street name. Does not include 5,000 shares beneficially owned by Angelo S. Morini and held by Cede & Co. in street name.

            SHARE OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth, as of August 20, 1997, the number of shares owned directly, indirectly and beneficially by each executive officer and each director and director-nominee of the Company, and by all executive officers and directors as a group:

                             Amount and
Name and Address             Nature of                  Percent of
of Beneficial Owner          Beneficial Ownership (1)   Class (2)

Angelo S. Morini
Galaxy Foods Company
2441 Viscount Row
Orlando, Florida  32809      25,197,374 (3)             38.8%

Earl G. Tyree
240 North Line Drive
Apopka, Florida  32703           20,000 (4)             *

Douglas A. Walsh
607 Tamiami Trail
Ruskin, Florida  33570           20,667 (5)             *

Marshall K. Luther
Galaxy Foods Company
2441 Viscount Row
Orlando, Florida  32809         125,333 (6)             *

Cynthia L. Hunter
Galaxy Foods Company
2441 Viscount Row
Orlando, Florida  32809          17,000 (7)             *

All executive officers and
directors as a group         25,380,374                 39.1%

*  Less than 1%.

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding assuming the exercise of all currently exercisable and vested options and warrants held by all executive officers, directors, and holders of 5% or more of the Company's issued and outstanding Common Stock is
64,965,091 shares. Does not assume the exercise of any other options or warrants.

(3) Includes options to acquire 1,091,500 shares of the Company's Common Stock. These options include an option issued on October 1, 1991 to acquire 91,500 shares of the Company's stock at $3.575 per share. The original exercise price of this option was reduced by the Board of Directors to $.50 per share on August 31, 1993. The term to exercise this option was extended to October 1, 2001 on October 1, 1996. On July 1, 1997, Mr. Morini was granted an option to acquire 1,000,000 shares of the Company's Common Stock at an exercise price of $0.75 per share under the terms of his employment agreement, which option expires on July 1, 2002. The closing bid price of the Company's stock as quoted on the NASDAQ System on June 30, 1997 was $0.75. Also includes 5,000 shares owned by Mr. Morini that are held in a nominee name and 2,000 shares held in joint tenancy.

4) Mr. Tyree, a current member of the Board of Directors, was granted an option to acquire 15,000 shares of Common Stock on September 11, 1992 for an exercise price of $2.88 per share. This option expires on September 11, 2002. The closing bid price of the Company's Common Stock as reported on the electronic inter dealer quotation system operated the NASDAQ System on September 10, 1992 was $2.875 per share. Mr. Tyree was granted an additional option on October 1, 1993 to acquire 1,000 shares of Common Stock at an exercise price of $2.125 per share. This option expires on October 1, 2003. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on
September 30, 1993 was $2.00 per share. The exercise price of all of Mr. Tyree's then existing options was reduced to $2.00 per share on January 31, 1994. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. On October 1, 1994, Mr. Tyree was granted an option to acquire 1,000 shares at an exercise price of $2.75 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1994, was $2.875 per share. This option expires on October 1, 2004. On October 1, 1995, Mr. Tyree was granted an option to acquire 1,000 shares at an exercise price of $0.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 29, 1995, was $0.59375 per share. This option expires on October 1, 2005. On October 1, 1996, Mr. Tyree was granted an option to acquire 2,000 shares at an exercise price of $1.47 per share which expires on October 1, 2006. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1996 was $1.50 per share. All of Mr. Tyree's options currently are exercisable.

(5) Dr. Walsh, a current member of the Board of Directors, was granted an option to acquire 15,000 shares of Common Stock on January 31, 1992 for an exercise price of $3.00 per share. This option expires on January 31, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 30, 1992 was $2.50 per share. Dr. Walsh was granted an additional option on October 1, 1992 to acquire 667 shares of Common Stock at an exercise price of $2.875 per share. This option expires on October 1, 2002. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1992 was $2.625 per share. Dr. Walsh was granted an additional option on October 1, 1993 to acquire 1,000 shares of Common Stock at an exercise price of $2.125 per share. This option expires on October 1, 2003. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on
September 30, 1993 was $2.00 per share. The exercise price of all of Dr. Walsh's then existing options was reduced to $2.00 per share on January 31, 1994. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on January 28, 1994 was $4.625 per share. On October 1, 1994, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $2.75 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1994, was $2.875 per share. This option expires on October 1, 2004. On October 1, 1995, Dr. Walsh was granted an option to acquire 1,000 shares at an exercise price of $.59 per share. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 29, 1995, was $.59375 per share. This option expires on October 1, 2005. On October 1, 1996, Dr. Walsh was granted an option to acquire 2,000 shares at an exercise price of $1.47 per share which expires on October 1, 2006. The closing bid price of the Company's Common Stock as quoted on the NASDAQ System on September 30, 1996 was $1.50 per share. All of Dr. Walsh's options currently are exercisable.

(6) Mr. Luther, a current member of the Company's Board of Directors, holds warrants to acquire 50,000 shares of Common Stock at a price of $0.6407 per share. These warrants were granted as compensation for work per the terms of Mr. Luther's agreement with the Company to serve as Senior Vice President of Marketing for a term of one year. In addition, Mr. Luther was granted options to acquire 15,000 shares of the Company's Common Stock on January 31, 1996, for an exercise price of $.8125 per share, which option expires on January 31, 2006. On October 1, 1996, Mr. Luther was granted an option to acquire 1,333 shares at an exercise price of $1.47 per share which expires on October 1, 2006. The closing bid price of the Company's Common Stock was quoted on the NASDAQ System on September30, 1996 was $1.50 per share. All of Mr. Luther's options are currently exercisable. Also includes 59,000 shares owned by Mr. Luther and held in nominee name.

(7) Includes options to acquire 15,000 shares of the Company's Common Stock granted to Ms. Hunter on June 18, 1997 pursuant to the Company's 1996 Stock Plan. Such options are exercisable at $0.78 per share and expire on June 18, 2007. The closing bid price of the Company's Common Stock as listed on the NASDAQ System on June 18, 1997 was $0.75. Ms. Hunter has 5,000 options currently exercisable. Also includes 2,000 shares owned by Ms. Hunter and held in nominee name.


PROPOSAL ONE:       ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) for fixing the number of directors for the ensuing year at four and for the election of the nominees named in the following table. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

                     Officers and Directors

The following table sets forth the current and proposed directors and executive officers of the Company as of August 20, 1997, and the ages of and positions with the Company held by each of such persons:

Name                        Age     Positions

Angelo S. Morini (1)        54      Chairman of the Board of Directors,
                                    President, and Chief Executive Officer
Cynthia L. Hunter           27      Chief Financial Officer and
                                    Corporate Secretary
Earl G. Tyree (1)           76      Director
Douglas A. Walsh (1)        52      Director
Marshall K. Luther (1)      44      Director

(1) Nominee for Director. The current directors of the Company are the sole nominees for election to the Board of Directors for the ensuing year.

Each director is elected to hold office until the next annual meeting of shareholders and until his successor is chosen and qualified. The officers of the Company are elected annually at the first Board of Directors meeting following the annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced.

Angelo  S.  Morini  has been President of the Company  since  its
inception  and  is  the  inventor of  formagg.   He  was  elected
Chairman of the Board of Directors, President, and  Chief Executive
Officer in 1987.  Between 1974 and 1980, Mr. Morini was the general manager of Galaxy Cheese Company, which operated as a sole proprietorship until its incorporation in May 1980. Prior to 1974, he was associated with the Food Service Division of Pillsbury Company and the Post Division of General Foods Company. In addition, he worked in Morini Markets, his family-owned and operated chain of retail grocery stores in the
New  Castle,  Pennsylvania, area.  Mr.  Morini  received  a  B.S.
degree   in   Business  Administration  from   Youngstown   State
University in 1968.

Cynthia L. Hunter, CPA was elected Chief Financial Officer and Assistant Secretary on June 30, 1997 and Corporate Secretary on August 6, 1997. Prior to joining the Company, Ms. Hunter worked as an senior auditor for Coopers & Lybrand L.L.P. in Orlando, Florida from December 1994 to June 1997 and an associate auditor for Coopers and Lybrand from October 1993 to December 1994. Prior to her experience at Coopers, Ms. Hunter worked as a Cost Accountant at Pratt & Whitney, a division of United Technologies. During her years in public accounting, Ms. Hunter was responsible for coordinating and overseeing audits on a variety of clients including manufacturing and electronics companies. Ms. Hunter earned a B.S. in Accounting from Florida State University, Tallahassee, Florida in May 1991 and a Masters in Accountancy also from Florida State University, in May 1992.

Earl G. Tyree has been a director of the Company since September 1992. From 1980 to 1994, Mr. Tyree served as President of Bruce Novograd Advertising, Incorporated, a company he co-founded. From 1975 to 1979, Mr. Tyree was President of the John F. Murray advertising division of American Home Products Corporation and from 1972 to 1975, Mr. Tyree served as President of Sterling Drug, Incorporated, whose subsidiaries included the Bayer Company (Bayer Aspirin), the Charles H. Phillips Company (Milk of Magnesia), and Glenbrook Laboratories. Mr. Tyree attended the University of Richmond where he majored in accounting.

Douglas A. Walsh, D.O., has been a director of the Company since January 1992. Dr. Walsh has been a practicing physician since 1970, specializing in Family Practice and Sports Medicine. From 1984 to present, he has been affiliated with Family Doctors, a four-physician group located in Tampa, Florida. From 1971 to 1984, he was the Health Commissioner for Mahoning County, Ohio, and from 1983 to 1985, he was the Clinic Commander for the U.S. Air Force 911 Tac Clinic in Pittsburgh, Pennsylvania. From 1985 to 1988, he was a flight surgeon at Patrick Air Force Base, Cocoa Beach, Florida. Dr. Walsh's teaching appointments include
Associate Professor of Family Practice (Clinical) at Ohio University and Clinical Preceptor at the University of Health Sciences, Kansas City, Missouri. Dr. Walsh received a B.S. degree in Microbiology from the University of Houston, Houston, Texas, in 1965, and a D.O. degree from the University of Health Sciences, Kansas City, Missouri, in 1970. Dr. Walsh also serves as a team physician for the Pittsburgh Pirates organization.

Marshall K. Luther was elected to the Board of Directors on January 31, 1996. From 1993 to 1995, Mr. Luther served as Senior Vice President, Marketing of Tropicana Products, Inc. and from 1975 to 1992, he served in various marketing positions for General Mills International Restaurants. Mr. Luther received his B.S. in Engineering from Brown University in 1974 and his M.B.A. in Marketing from the Wharton Graduate School of Business in 1976.

To the knowledge of the Company, no executive officer or director of the Company is a party adverse to the Company or has material interest adverse to the Company in any legal proceeding.


      Certain Relationships and Related Party Transactions

On October 1, 1991, Mr. Morini was issued an option to acquire 91,500 shares of the Company's stock at $3.575 per share. The original exercise price of this option was reduced by the Board of Directors to $.50 per share on August 31, 1993. The term to exercise this option expired as of October 1, 1996. On October 1, 1996, the Board of Directors extended the expiration date of such option to October 1, 2001.

On August 28, 1995, the Company entered into a one year agreement with Marshall K. Luther for Mr. Luther to serve in the capacity of Senior Vice President of Marketing. Mr. Luther will be overseeing marketing of the Company's product as well as identifying new markets and products. He is a former senior marketing executive with companies such as Tropicana Products Inc. and General Mills, Inc. Under the terms of this contract, Mr. Luther received the right to purchase 50,000 shares of the Company's Common Stock at a price of $0.6407 per share. The Company has also agreed to pay a standard broker commission to Mr. Luther for any sales generated by him. Mr. Luther became a member of the Board of Directors of the Company on January 31, 1996.

On October 10, 1995, the Company entered into an employment agreement with Angelo S. Morini. The agreement increases Mr.
Morini's base salary to $250,000 per year from $200,000. Additionally, the agreement details additional noncash compensation based on the performance of the Company. The agreement also grants the rights to purchase up to 18,000,000 shares of the Company's Common Stock by Mr. Morini.

As of October 11, 1995, Mr. Morini exercised the option with respect to all 18,000,000 shares of Common Stock. Pursuant to the terms of the Employment Agreement, Mr. Morini executed in favor of the Company a balloon promissory note in the principal amount of $11,572,200 to evidence the purchase price for the shares of Common Stock. The note bears interest at the rate of seven percent per annum and is due and payable in full on October 11, 2000, subject to Mr. Morini's option to extend the note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. In order to secure the note, Mr. Morini executed in favor of the Company a stock pledge and security agreement pursuant to which Mr. Morini granted the Company a first priority security interest in all of the shares obtained upon the exercise of his option. See "Executive Compensation - Employment Agreement with Chief Executive Officer".

On July 1, 1997, Mr. Morini was granted an option to acquire 1,000,000 shares of the Company's Common Stock at an exercise price of $0.75 per share under the terms of his employment agreement, which option expires on July 1, 2002. The closing bid price of the Company's stock as quoted on the NASDAQ System on June 30, 1997 was $0.75.

Angelo S. Morini's brother, Christopher Morini, works for the Company as Vice President of Marketing. On May 16, 1996, Christopher Morini was issued an option to purchase 50,000 shares of the Company's Common Stock at a price of $1.21 per share. This option expires on May 16, 2006 and is currently exercisable for 20,000 of the 50,000 shares under this option.



        Meetings of the Board of Directors and Committees

The  Board of Directors met one time during the fiscal year ended
March 31, 1997 and all the Directors were present.

The Board of Directors previously appointed a Compensation and Benefits Committee to administer the Company's stock plans and make such recommendations to the Board regarding other
compensation   and  benefits  for  employees,   consultants   and
directors of the Company as the Committee deems advisable. The Committee administers the Company's 1987 Stock Plan, 1991 Non-Employee Director Stock Option Plan and 1991 Employee Stock Purchase Plan. This Committee did not meet during the fiscal year ended March 31, 1996. As of August 1, 1996, the Committee was comprised of Messrs. Morini, Tyree and Walsh. On August 5, 1996, the Board of Directors elected to terminate the Compensation and Benefits Committee and shall undertake the duties thereof.

The Board of Directors previously appointed an Audit Committee to oversee the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Committee did not meet during fiscal year ended March 31, 1996. As of August 1, 1996, the Committee was comprised of Messrs. Morini, Luther and Walsh. On August 5, 1996, the Board of Directors elected to terminate the Audit Committee and shall undertake the duties thereof.

The  Company  does  not  currently  have  a  standing  Nominating
Committee.


                     Executive Compensation

The following table sets forth the compensation of the Company's Chief Executive Officer for the fiscal years ended March 31, 1997, 1996, and 1995 (no other executive officer of the Company was compensated in an amount in excess of $100,000 for any such fiscal years):

                   Summary Compensation Table


                                          Long Term Compensation
                    Annual Compensation          Awards       Payouts
(a)             (b)      (c)     (d)     (e)    (f)      (g)     (h)  (i)
                                        Other        Securities       All
                                        Annual Rest. Under-           Other
Name and                                Compen Stock lying      LTIP  Compen-
Principal        Fiscal Salary  Bonus   sation Award Options/  Payout sation
Position         Year    ($)     ($)     ($)    ($)  SARs(#)    ($)    ($)

Angelo Morini(1)  1997  250,000   --   16,262(2) --     91,500(5) --    --
Chairman of the   1996  227,917   --   14,704(3) -- 18,000,000    --    --
Brd. of Directors 1995  196,999   --   14,496(4) --  2,400,000    --    --
President, and Chief
Executive Officer

(1) For the fiscal years ended March 31, 1996 and 1995, Mr. Morini was also paid $8,208 and $33,577, respectively, for interest on three loans, aggregating $1,035,652, made to the Company by Mr. Morini. The interest rates on these loans ranged from 12% to 14% per annum. These loans were paid in full by June 7, 1995. On October 10, 1995, the Company entered into an employment agreement with Mr. Morini upon terms and conditions approved by the Board of Directors. In accordance with the terms of such employment agreement, Mr. Morini was granted the right to purchase up to 18,000,000 shares of the Company's Common Stock at a per share price of 110% of the average closing bid price as reported on the NASDAQ System for the ten trading days preceding the receipt by the Company of written notice of Mr. Morini's election to purchase shares. Mr. Morini exercised this option on October 11, 1995, for a price per share of $0.6429 and currently owes $11,572,200 for a note payable to the Company. On August 11, 1993, the Board of Directors approved the issuance to Angelo
S. Morini of an option to purchase 2,400,000 shares of the Company's Common Stock for a purchase price of $.50 per share in consideration for Mr. Morini's past services to the Company, the pledge by Mr. Morini of all of then-current shares owned by Mr. Morini to the Company's then principal lender, J&C Resources, Inc. ("J&C"), to secure loans made to the Company, and the subordination of all loans made by Mr. Morini to the Company to payment of the sums due J&C. Mr. Morini exercised this option on November 4, 1994 and currently owes $1,200,000 for a note payable to the Company. See "Certain Relationships and Related Party Transactions."

(2)   For the fiscal year ended March 31, 1997, the Company  paid
$9,107  in lease payments for Mr. Morini's automobile and  $7,155 in club dues for Mr. Morini.

(3)   For the fiscal year ended March 31, 1996, the Company  paid
$9,107  in lease payments for Mr. Morini's automobile and  $5,597 in club dues for Mr. Morini.

(4)   For the fiscal year ended March 31, 1995, the Company  paid
$9,107  in lease payments for Mr. Morini's automobile and  $5,389 in club dues for Mr. Morini.

(5) On October 1, 1991, Mr. Morini was issued an option to acquire 91,500 shares of the Company's stock at $3.575 per share. The original exercise price of this option was reduced by the Board of Directors to $.50 per share on August 31, 1993. The term to exercise this option expired as of October 1, 1996. On October 1, 1996, the Board of Directors extended the expiration date of such option to October 1, 2001.

The following table sets forth information concerning each grant of stock options and freestanding stock appreciation rights during the fiscal year ended March 31, 1997 by each of the executive officers named in the Summary of Compensation Table above, and the fiscal year-end value of unexercised options and SARs.


                        OPTION/SAR GRANTS
            For the Fiscal Year Ended March 31, 1997
(a)               (b)       (c)         (d)                (e)
                                        Number of
                                        Securities         Value of
                                        Underlying         Unexercised
                                        Options/SARs       Options/SARs
                                        at FY-End (#)      at FY-End ($)
                         Value
               Shares    Realized
Name           Granted(#) ($)        Exercisable/Unexer. Exercisable/Unexer.

Angelo Morini  91,500       --         91,500      --     28,594(1)     --


  (1) The value of the unexercised shares at March 31, 1997 is based on the difference between the closing sales price of the Company's Common Stock of $0.8125 on March 31, 1997 and an exercise price of $0.50.



                  Compensation of Directors

Each non-employee director who served on the Board of Directors during the last fiscal year received a fee of $500 plus expenses for his services.

Additionally, each non-employee director of the  Company  is entitled to receive on October 1 of each year, options to purchase a number of shares of Common Stock equal to (i) 1,000 shares, if such director served for a full year prior to the October 1 anniversary date, or (ii) a pro rated amount equal to 83.33 shares for each full month served during the year prior to such anniversary date, if such director did not serve for a full year prior to the anniversary date. Such options are granted pursuant to the Company's 1991 Non-Employee Director Stock Option Plan (the "1991 Plan") which was adopted by the Board of Directors on October 1, 1991, and approved by the shareholders of the Company on January 31, 1992. As originally adopted, 33,500 shares of Common Stock were reserved for issuance under the 1991 Plan. Of these 33,500 shares, Dr. Richard Gentile, a former director, and Mr. Earl Tyree and Dr, Douglas Walsh, current directors, each received options on October 1, 1995 to purchase 1,000 shares of Common Stock. Dr. Douglas Walsh, Mr. Earl Tyree and Mr. Marshall Luther, all current directors, each received options on October 1, 1996 to purchase 2,000, 2,000 and 1,333 shares respectively of Common Stock. The remaining 22,617 shares are available for issuance pursuant to options granted under the 1991 Plan.

       Employment Agreement of Chief Executive Officer

As  of  October  10,  1995,  the  Company  entered  into  an
Employment Agreement (the "Agreement") with Angelo S. Morini, the Company's President and Chief Executive Officer. The Agreement has a term of five years and provides for an annual base salary of $250,000. Additionally, Mr. Morini will receive an annual bonus in an amount equal to five percent of the Company's pre-tax net income for book purposes, as determined by the Company's independent certified public accounting firm. Other material provisions of the Agreement are as follows:

     1. Mr. Morini shall have the right to purchase (the "Purchase Rights") up to 18,000,000 shares of the Company's Common Stock, at a per share price of 110% of the average closing bid price as reported on the NASDAQ System for the ten trading days preceding the receipt by the Company of written notice of Mr. Morini's election to purchase shares. The purchase price for such shares may be evidenced by a promissory note executed by Mr. Morini in favor of the Company, which note shall bear interest at a rate at least equal to the applicable federal rate established by the United States Internal Revenue Service. The promissory note shall have a term of five years. Mr. Morini shall have the option to extend the note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. Any such promissory note shall be secured by a first priority security interest in all shares purchased by Mr. Morini in conjunction with the exercise of the Purchase Rights as evidenced by a stock pledge and security agreement executed by Mr. Morini in favor of the Company.

          2. Mr. Morini shall be granted certain options to purchase Common Stock upon the Company's achievement of each of the following milestone events:




   Milestone  Event                   Number of Options Granted

   Reaching break-even for a                      1,000,000
   calendar quarter

   Annual net operating income                    1,000,000
   of $1,000,000 or more

   Each increment of $1,000,000                   1,000,000
   of annual net operating income
   in excess of $1,000,000

Each of the options granted as aforesaid shall have a term of five years from the date granted and shall be exercisable in whole or in part upon the delivery by Mr. Morini to the Company of written notice of exercise. The exercise price for each of the options shall be the closing bid price of the Company's Common Stock on the trading day immediately preceding the Company's achievement of the related milestone event as established by the NASDAQ System. The exercise price for any such option shares may be evidenced by a promissory note executed by Mr. Morini in favor of the Company and bearing interest at a rate at least equal to the applicable federal rate established by the United States Internal Revenue Service. The promissory note shall have a term of five years. Mr. Morini shall have the option to extend the note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. Any such promissory note shall be secured by a first priority security interest in all shares purchased by Mr. Morini in conjunction with the exercise of the options as evidenced by a stock pledge and security agreement executed by Mr. Morini in favor of the Company.

          3. The Agreement is terminable by Mr. Morini upon the delivery of written notice of termination in the event that a majority of the Company's Board of Directors is at any time comprised of persons for whom Mr. Morini did not vote in his capacity as a director or a shareholder of the Company (a "Change of Control"). If Mr. Morini abstains from voting for any person as a director, such abstention shall be deemed to be an affirmative vote by Mr. Morini for such person as a director.

          4. If the Agreement is terminated, regardless of the reason for such termination, Mr. Morini shall be entitled to retain all unexercised Purchase Rights and options granted under the Agreement and all shares of Common Stock issued in connection with the exercise of such Purchase Rights and options, and shall receive all earned but unpaid base salary through the effective date of termination and all accrued but unpaid bonuses for the fiscal year(s) ending prior to the effective date of termination. Additionally, in the event that Mr. Morini's employment is terminated without cause or due to his death, total disability or legal incompetence, or if Mr. Morini terminates his employment upon a change of control, the Company shall pay to Mr. Morini or his estate severance pay equal to three times the amount of Mr. Morini's annual base salary (before deductions for withholding, employment and unemployment taxes), and a bonus for the year of termination and the following two years equal to the average of the two bonuses paid to Mr. Morini under the Agreement.

          5. In the event of a change of control, Mr. Morini may, at any time thereafter, require that the Company purchase up to 1,638,564 shares of his Common Stock at a purchase price of $.50 per share, subject to adjustment for any increase or decrease in the number of outstanding shares of the Company's Common Stock or in the event that the Common Stock is changed into or exchanged for a different number or class or kind of shares or securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like.

          6. The Company extended the maturity date of that certain Promissory Note dated as of November 4, 1994, executed by Mr. Morini in favor of the Company in the principal amount of $1,200,000 in conjunction with his exercise of options previously granted by the Company for two additional years until November 4, 2001.

          7. Mr. Morini has agreed that in the event he voluntarily terminates his employment with the Company or if he is terminated for "cause" (as defined in the Agreement), he will not compete with the Company for a period of one year following the date of termination of his employment with the Company, whether as an employee, officer, director, partner, shareholder, consultant or independent contractor in any business substantially similar to that conducted by the Company within those areas in the United States in which the Company is doing business as of the date of termination.

As of October 11, 1995, Mr. Morini exercised the Purchase Rights with respect to all 18,000,000 shares of Common Stock subject thereto (the "Purchase Right Shares"). In connection with the exercise of such Purchase Rights, Mr. Morini executed in favor of the Company a balloon promissory note (the "Note") in the principal amount of $11,572,200. The Note bears interest at the rate of seven percent per annum and is due and payable in full on October 11, 2000, subject to Mr. Morini's option to extend the Note for up to five additional years provided that he pays at least one-third of the then accrued but unpaid interest, with any remaining unpaid interest to be added to principal. In order to secure the Note, Mr. Morini executed in favor of the Company a stock pledge and security agreement pursuant to which Mr. Morini granted the Company a first priority security interest in all of the Purchase Right Shares.

On July 1, 1997, Mr. Morini was granted an option to acquire 1,000,000 shares of the Company's Common Stock at an exercise price of $0.75 per share under the terms of his employment agreement, which option expires on July 1, 2002. The closing bid price of the Company's stock as quoted on the NASDAQ System on June 30, 1997 was $0.75.




PROPOSAL TWO:            TO  RATIFY  THE  RETENTION  OF  BDO
                    SEIDMAN L.L.P. AS THE COMPANY'S AUDITORS

The Board of Directors has selected the firm of BDO Seidman L.L.P. as the Company's independent certified public accountants for the current fiscal year. BDO Seidman has served as the Company's independent public accountants for each of the last four years. It is expected that a representative of BDO Seidman L.L.P. will be present during the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

THE  BOARD  OF  DIRECTORS RECOMMENDS THAT SHAREHOLDERS  VOTE
"FOR"  THE RETENTION OF  BDO SEIDMAN L.L.P. AS THE COMPANY'S
INDEPENDENT  CERTIFIED PUBLIC ACCOUNTANTS  FOR  THE  CURRENT
FISCAL YEAR.

                    SHAREHOLDER PROPOSALS

It is anticipated that the Company's next annual meeting of shareholders will be held in October 1998, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company's principal executive offices no later than July 30, 1998, or a reasonable time before the solicitation is made. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested.


                       OTHER BUSINESS

The Board of Directors knows of no business which will be presented for consideration at the meeting other than stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.


                  EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail of by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.